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                                                                   EXHIBIT 10.27



                 CAPSTEAD MORTGAGE CORPORATION AND SUBSIDIARIES
                           DEFERRED COMPENSATION PLAN
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                         CAPSTEAD MORTGAGE CORPORATION
                           DEFERRED COMPENSATION PLAN

          WHEREAS, Capstead Mortgage Corporation, a Maryland corporation having its headquarters at 2711 N. Haskell, Suite 900, Dallas, Texas 75204, desires to implement the Capstead Mortgage Corporation Deferred Compensation Plan;

          WHEREAS, the Company wishes to participate in Participant's capital accumulation and is establishing this Plan to do so;

          WHEREAS, the Company desires to establish a benefit restoration plan for the exclusive benefit of a select group of its management and highly compensated employees to restore retirement benefits on behalf of such employees decreased due to limitations imposed by the Internal Revenue Code of 1986; and

          WHEREAS, this Plan is intended to be an "employee pension benefit plan" under Title I of ERISA, and which is unfunded and maintained by the Company primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees, and the terms of this Plan shall be interpreted accordingly.

                                   ARTICLE I
                                PLAN DEFINITIONS

          1.1 "Account Balance" means the accrued balance of all Participant deferrals, all Company contributions, and all interest credited to the Account of each Participant.

          1.2 "Beneficiary" means the person or persons designated by the Participant under Article VIl of this Plan who may become entitled to receive benefits payable under Article Vl of this Plan.

          1.3  "Board" means the Board of Directors of the Company.

          1.4 "Company" means Capstead Mortgage Corporation, a Maryland corporation, any subsidiary and any successor corporation or entity.

          1.5 "Compensation Committee" means the Compensation Committee of the Board. A function exercisable by such Committee may also be exercised by the Board.

          1.6 "Disability Date" means the first day of the seventh calendar month following the date a Participant becomes totally and permanently disabled. A Participant in active Service shall be totally and permanently disabled for the purposes of the Plan if all of the following conditions are satisfied:

                (a) he qualifies for disability benefits under the Company's Long Term Disability Plan; and
                (b) in the opinion of the Compensation Committee, it is unlikely that the Participant will return to active Service.

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          1.7  "Earnings" means the base salary, any compensation paid pursuant to the Base Incentive Compensation Plan of the Company and any commissions paid by the Company during the Plan Year.

          1.8 "Eligibility Age" means the age of a Participant calculated at the first day of the Plan Year.

          1.9 "Participant" means any executive of the Company who is receiving Earnings as an employee of the Company and who is designated as a Participant by the Compensation Committee as provided in Article III. A Participant shall also mean a retired or terminated Participant who continues to be entitled to benefits under this Plan after his Termination of Service.

          1.10 "Plan" means the Capstead Mortgage Corporation Deferred Compensation Plan, and subject to Article Vll, any amendments thereto.

          1.11 "Plan Year" means the twelve (12) month period which commences January 1 and ends on December 31, or under the first Plan Year, the six (6) month period from the effective date of the Plan until December 31 of the same year.

          1.12 "Retirement Date" means the date on which a Participant separates from Service with the Company after the attainment of age 60 or completion of 30 years of Service.

          1.13 "Service" means the period of full time employment of a Participant with the Company as defined in the Company's applicable policies and procedures.

          1.14 "Subsidiary" means any corporation, at least fifty percent of the outstanding voting stock of which is beneficially owned directly or indirectly by the Company.

          1.15 "Termination of Service" means the date of termination of a Participant's Service whether by voluntary or involuntary separation.

          1.16 "Trust" means the Grantor Trust under the Capstead Mortgage Corporation Deferred Compensation Plan.

          1.17 "Vested" means the annual vesting of all Company contributions under Article IV of the Plan. A Participant shall be credited with vesting service and shall be vested in Company contributions under this Plan in accordance with the vesting schedule set forth in the Company's qualified profit sharing plan (CapSave).

                                   ARTICLE II
                                 EFFECTIVE DATE

          2.1  This Plan shall be effective on July 1, 1994.
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                                  ARTICLE III
                         ELIGIBILITY AND PARTICIPATION

          3.1 Designation of Participants. Participation in the Plan shall be made available to a select group of individuals designated by the Compensation Committee who provide services to the Company in key positions of management and responsibility and who are eligible to make contributions to CapSave, the amount of which is reduced by reason of the application of the limitations set forth in Sections 401(a)(17) or 402(g)(1) of the Code.

                                   ARTICLE IV
                                   DEFERRALS

          4.1 Deferred Payment. Before the first day of any Plan Year (or, with respect to individuals who first become Participants during a Plan Year, on or before the date on which they become Participants) each Participant may elect to have the payment of all or a portion of his Earnings for the Plan Year (or, if later, so much of the Plan Year as commences on the day following the date on which the individual becomes a Participant) deferred until the earliest to occur of his retirement, death, Disability Date, or Termination of Service with the Company. The election shall be irrevocable and shall be made on a form prescribed by the Compensation Committee. The election shall apply only to that Plan Year or partial Plan Year.

          4.2 Company Match. The Company will match ail or a portion of Participant deferrals during the Plan Year at an amount based upon the amount a Participant elects to defer under the Plan. Only Participants that have deferred the maximum pretax deferral amount under the Company's qualified profit sharing plan ("CapSave") for the twelve (12) month period preceding the end of a Plan Year will be eligible for the Company match. The Company match will be credited to a Participant's Account on the last day of the corresponding Plan Year.

          The Company Match will be a portion of the contribution made by a Participant into the Plan during the Plan Year based upon the Participant's Eligibility Age; the Company Match will also be limited to a percentage of Earnings based upon the Participant's Eligibility Age, in accordance with the schedule below:

                             MATCH RATE PER DOLLAR            MAXIMUM AS A
ELIGIBILITY AGE            CONTRIBUTED BY PARTICIPANT  PERCENTAGE OF ELIGIBLE PAY
- -------------------------  --------------------------  ---------------------------

     Ages 35 or younger              $0.10                           1%
     Ages 36 to 45                   $0.15                           3%
     Ages 46 to 50                   $0.50                           6%
     Ages 51 to 60                   $0.75                           9%
     Ages 61 and older               $1.00                          12%

     4.3 Supplemental Contributions. The Company shall make a contribution to the Participants Account on the last day of the Plan Year equal to three percent (3%) of Earnings in excess of the maximum amount of compensation which may be recognized by a qualified plan pursuant to Section 401(a)(17) of the Internal Revenue Code for such Plan Year. The Company contribution pursuant to Section
4.3 of the Plan will be made
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regardless of a Participant's amount or level of participation in any Company sponsored qualified or nonqualified plan.

                                   ARTICLE V
                                ACCOUNT EARNINGS

     5.1 Interest. At the end of each calendar year, the amount of interest to be added to the balance of the Participant's account shall equal the sum of:

          (a) the Company's Return on Stockholders' Equity for such calendar year multiplied by the Participant's account balance, if any, on the first day of such calendar year; and
          (b) the Company's Return On Stockholder's Equity (ROE) for such calendar year multiplied by the Participant's weighted average contributions (as defined below) made during such calendar year.

     "Weighted average contributions" is determined by (i) multiplying the contribution made in a particular month by the number of months remaining in the calendar year, (ii) adding the results, and (iii) dividing the sum by twelve.

     5.2 Interest Rate. The rate of interest credited to all Participant deferrals and Company contributions pursuant to Article IV of the Plan and subsequent earnings credited to the Account shall be credited with an interest rate equal to the Company's annual ROE. ROE shall be calculated by the Company and certified by the Compensation Committee for the Plan Year within thirty (30) days following the end of a Plan Year.

                                   ARTICLE VL
                                 ACCOUNT PAYOUT

     6.1 Retirement Distribution. Within sixty (60) days following the end of the Plan Year in which occurs the Retirement Date of a Participant, the Company shall pay any and all outstanding Account Balance to a Participant in either:

          (a) a lump sum cash payment, or
          (b) equal annual cash installments over a period of two (2) to fifteen
(15) years with a six percent (6%) annual interest crediting rate on any Account Balance remaining each year of the remaining years.

     A Participant must elect the form of Retirement Distribution under Section 6.1(a) or 6.1(b) no later than twenty four (24) months preceding retirement, otherwise the Account Balance will be distributed pursuant to Section 6.1(a).
If a Participant dies while receiving a Retirement Distribution under Section 6.1(b) but before the entire Account Balance has been paid to the Participant by the Company, the Company shall pay the remaining Account Balance within sixty
(60) days of the Participant's death in a lump sum to the beneficiary designated by the Participant.

     6.2 Other Distributions. Within sixty (60) days following the end of the Plan Year in which Termination of Service or the Disability Date of a Participant occurs, the Company shall pay any and all outstanding Account
Balance to a Participant in a lump sum cash
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payment or annual installments from two to fifteen years. If no election is made prior to the Termination of Service or the Disability Date of a Participant, the Company shall pay any and all outstanding Account Balance in a lump sum cash payment. Within sixty (60) days following the death of a Participant in active Service, the Company shall pay any and all outstanding Account Balance in a lump sum cash payment or annual installments from two to fifteen years to the Beneficiary designated by the Participant pursuant to Section 7.3, and shall pay any Company contributions and interest to which the Participant would have been entitled for the Plan Year in which his death occurs within sixty (60) days following the end of such Plan Year.

     6.3 Vesting. In no event shall any distribution made under Sections 6.1 or
6.2 of the Plan include Company contributions pursuant to Article IV that are not Vested.

                                  ARTICLE VLL
                               GENERAL PROVISIONS

     7.1 Unfunded Obligation. The deferred amounts to be paid to Participants pursuant to this Plan are unfunded obligations of the Company. The Company is not required to segregate any monies from its general funds, to create any trusts, or to make any special deposits with respect to this obligation. Title to and beneficial ownership of any investments including trust investments which the Company may make to fulfill this obligation shall at all times remain in the Company. Any investments and the creation or maintenance of any trust or memorandum accounts shall not create or constitute a trust or a fiduciary relationship between the Compensation Committee or the Company and a Participant, or otherwise create any vested or beneficial interest in any Participant or his Beneficiary of his creditors in any assets of the Company whatsoever,

     7.2 Binding Effect. This Plan shall be binding upon and inure to the benefit of the parties hereto and upon the successors and assigns of the Company, and upon the heirs and legal representatives of the Participant.

     7.3 Beneficiary Designation. While covered under this Plan, the Participant may from time to time designate, in writing, any person or entity, contingently or successively to whom the Company shall pay the Account Balance pursuant to
Article Vl in the event of the Participant's death. If the Participant fails to designate a Beneficiary or if the Beneficiary predeceases the Participant, then benefits shall be payable to the Participant's estate.

     7.4 Assignment of Rights. None of the rights to the benefits under this Plan are assignable by the Participant or any Beneficiary or designee of the Participant, and any attempt to anticipate, sell, transfer, assign, pledge, encumber, or change the Participant's right to receive any benefits of this plan shall be void.

     7.5 Plan Administration. The Compensation Committee, or its named Administrator, shall have administration authority to control and manage the operation and administration of this Plan.

     The Administrator shall make all determinations as to rights to benefits under this Plan. Any decision by the Administrator denying a claim made the Participant or by a
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Beneficiary for benefits under this Plan shall be stated in writing and delivered or mailed to the Participant or such Beneficiary. Such statement shall set forth the specific reasons for the denial, written to the best of the Administrator's ability in a manner that may be understood without legal or actuarial counsel. In addition, the Administrator shall afford a reasonable opportunity to the Participant or such Beneficiary for a full and fair review of the decision denying such claim.

     Subject to the foregoing, the Compensation Committee shall have full power and authority to interpret, construe, administer and, if necessary, to modify in limited circumstances, this Plan. No member of the Board shall, in any event, be liable to any person for any action taken or omitted in connection with the interpretation, construction or administration of this Plan, so long as such action or omission to act be made in good faith.

     7.6 Incapacity of Participant or Beneficiary. If the Compensation Committee finds that any Participant or Beneficiary to whom a payment is payable under the Plan is unable to care for his or her affairs because of illness or accident or is under a legal disability, any payment due (unless a prior claim therefor shall have been made by a duly appointed legal representative) at the discretion of the Committee, may be paid to the spouse, child, parent or brother or sister of such Participant or Beneficiary or to any person whom the committee has determined has incurred expense for such Participant or Beneficiary. Any such payment shall be a complete discharge of the obligations of the Company under the provisions of the Plan.

     7.7 Funding. The Company's obligations under this Plan shall be an unfunded and unsecured promise to pay. The Company shall not be obligated under any circumstances to fund or otherwise secure its obligations under this Plan. Under no circumstances will the Company, without the consent of the Participant, cause this Plan to be directly funded in whole or part through escrow, trust, or otherwise such as to create a taxable event to the Participant or the Participant's Beneficiary.

     7.8 Amendment and Termination. The Board may at any time, or from time to time, amend this Plan in any respect or terminate this Plan without restriction and without consent of any Participant or beneficiary, provided that any such amendment or termination shall not impair the right of any Participant or any Beneficiary of any then deceased Participant to receive benefits earned and vested hereunder prior to such amendment or termination without the consent of such Participant or such Beneficiary.

     7.9 Gender and Number. The masculine pronoun wherever used shall include the feminine. Wherever any words are used herein in the singular, they shall be construed as though they were also used in the plural in all cases where they shall so apply.

     7.10 Law Governing. This Plan shall be governed by the laws of the State of Texas.